                                                                    Exhibit 99.1

LENNOX INTERNATIONAL REPORTS THIRD QUARTER EPS OF $0.46

      (DALLAS, TX - October 22, 2002) -- Lennox International Inc. (NYSE: LII) today reported third quarter results for 2002, showing substantial growth in margins and profitability. GAAP income for the quarter rose sharply to $28 million, an increase of more than 80% from $15 million in the year ago period. GAAP earnings per diluted share were up 70% to $0.46 from $0.27 a year ago.

      Reported operating income grew 28% to $53 million, while operating margins expanded to 6.4% from 5.0% last year. These significant improvements were realized despite a modest 1% decline in total revenues to $819 million from $825 million in third quarter 2001.

      If the FAS 142 accounting rule eliminating amortization had been effective in 2001, operating income in third quarter 2001 would have been $5 million higher and EPS would have been $0.35. Also, third quarter 2002 earnings benefited from the favorable outcome of tax contingencies from prior years, reducing the provision for income taxes by $3 million and adding $0.05 per share to earnings.

      "LII has achieved our third consecutive quarter of improvement from our previous year's results," said Bob Schjerven, chief executive officer. "While demand from our commercial customers for heating, cooling, and refrigeration equipment and services has been soft, favorable weather supported our residential businesses. Still, despite mixed demand, our profitability grew significantly, we generated $62 million in free cash, and the debt level on our balance sheet is at its lowest point since LII went public in 1999."

      As of September 30, 2002, the company's total debt was $410 million, down $157 million from a year ago. Debt to total capital improved to 46.7%.


STRATEGIC FOCUS SHARPENS ON THREE CORE BUSINESSES; REPORTING SIMPLIFIED

      The company continues to focus its resources on its three core businesses: heating and cooling, Service Experts, and refrigeration. Consistent with this strategic focus and beginning this quarter, LII has streamlined and simplified its reporting structure to report results in these three business segments.

      Several non-recurring events related to narrowing the company's focus to its core businesses affected third quarter 2002 earnings. A gain on the sale of 55% of LII's heat transfer business to Outokumpu Oyj in late August was almost entirely offset by charges, as detailed in the comments and table below, including:

- A $3.6 million pre-tax charge was incurred to write off the investment in a joint venture in Argentina, as the company exited the HVAC business in that very volatile market. This partially offset a pre-tax $12.5 million gain on the Outokumpu heat transfer joint venture transaction, resulting in a net pre-tax gain of $8.9 million or $5.8 million after taxes.

- A charge of $2.1 million in the quarter, with no tax benefit, was incurred to close a commercial refrigeration equipment factory in Europe eliminating excess capacity, as part of the restructuring program announced in the fourth quarter of 2001.

- A restructuring charge of $4.7 million, or $3.3 million after-tax, was incurred as the company began to wind down a residual piece of the heat transfer business that does not fit with LII's strategic focus and was not included in the joint venture with Outokumpu. LII will continue to wind down the business through 2003 and anticipates an additional $1 million in related restructuring charges.

                                     (MORE)

LENNOX INTERNATIONAL REPORTS THIRD QUARTER RESULTS/PAGE 2

       LENNOX INTERNATIONAL INC. - SEGMENT OPERATING INCOME RECONCILIATION
                                 (IN THOUSANDS)

THREE MONTHS ENDED       INCOME FROM         GOODWILL       RESTRUCTURING   (GAINS) LOSSES AND    ADJUSTED INCOME
SEPTEMBER 30, 2002:      OPERATIONS        AMORTIZATION        CHARGES        OTHER EXPENSES      FROM OPERATIONS
-------------------      ----------        ------------        -------        --------------      ---------------
Heating and Cooling      $   41,395         $       --        $       15        $       --           $   41,410
Service Experts ...          13,076                 --                --                --               13,076
Refrigeration .....           6,757                 --             2,061                --                8,818

Corporate and other          (8,745)                --             4,666            (8,931)             (13,010)
Eliminations ......             141                 --                --                --                  141
                         ----------         ----------        ----------        ----------           ----------
   Income from
   Operations .....      $   52,624         $       --        $    6,742        $   (8,931)          $   50,435
                         ==========         ==========        ==========        ==========           ==========

THREE MONTHS ENDED       INCOME FROM        GOODWILL      RESTRUCTURING     (GAINS) LOSSES AND     ADJUSTED INCOME
SEPTEMBER 30, 2001:      OPERATIONS       AMORTIZATION       CHARGES          OTHER EXPENSES       FROM OPERATIONS
Heating and Cooling      $   39,021        $      843       $       --                   --           $   39,864
Service Experts ...           3,840             3,569               --                   --                7,409
Refrigeration .....           7,078               313               --                   --                7,391
Corporate and other          (9,561)              425               --                   --               (9,136)
Eliminations ......             878                --               --                   --                  878
                         ----------        ----------       ----------           ----------           ----------
   Income from
   Operations .....      $   41,256        $    5,150       $       --                   --           $   46,406
                         ==========        ==========       ==========           ==========           ==========

BUSINESS SEGMENT HIGHLIGHTS

      To facilitate comparisons of operating performance, the segment data below are adjusted for restructuring and other non-recurring charges, and the new goodwill accounting standard.

      HEATING AND COOLING: This segment includes the company's previously reported North American residential products and commercial air conditioning segments. Quarterly revenues increased 4% to $469 million. Segment operating income for the quarter also increased 4% to $41 million, while segment operating margins were flat year-over-year at 8.8%. Shipments of the company's residential equipment increased by 8% due in large part to favorable weather during the cooling season and low inventory levels in the supply chain. Domestic commercial shipments declined by only 3% during a period of double-digit industry declines, caused by depressed construction activity.

                                     (MORE)

LENNOX INTERNATIONAL REPORTS THIRD QUARTER RESULTS/PAGE 3

      SERVICE EXPERTS: The company's retail business segment saw its quarterly operating profit increase 76% to $13 million, with operating margins expanding 240 basis points from last year to 5.2%. Gross margins improved, and S,G & A expenses continued to run below last year both at the center and corporate levels. Revenues declined 6% to $252 million. On a same store basis, adjusting for dealer centers that were sold or closed, third quarter sales were down 5%.

      "We continue to realize operational improvements in this business," Schjerven said. "We are also acutely aware the top line remains challenging, and our Service Experts management is currently exploring numerous marketing and business development initiatives to address this situation consistent with our goal of continued improvement in profitability."

      REFRIGERATION: Third quarter revenues in LII's refrigeration segment were up 7% at $93 million. Segment operating income climbed 19% to $9 million, with operating margins expanding 100 basis points to 9.5%. "Our domestic operation continues a very solid record of performance, with EBIT margins in the mid-teens and increasing market share," Schjerven noted.

BUSINESS OUTLOOK:  FULL-YEAR 2002

      LII management continues to expect revenues from continuing businesses will be down approximately 2%. Reported company revenues are expected to decline by about 5%, including the drop in revenue from the heat transfer joint venture which will not be reported on the company's financial statements in the future. Based on earnings for the first nine months of this year, the company expects diluted EPS for full-year 2002 -- excluding restructuring, goodwill impairment and other non-recurring items -- will be in the range of $0.90 to $1.00, consistent with previously issued guidance. The company also expects to exceed the previously stated free cash flow projection of $75 million, based on performance year-to-date.

      "While never satisfied, we are pleased LII's financial improvement continued in the third quarter," Schjerven said. "Our management team believes we have the programs and processes in place to deliver on our full-year projections."

      LII has scheduled a conference call to discuss financial results for the third quarter 2002 on Wednesday, October 23 at 9:30 a.m. Central time. All interested parties are invited to listen as Bob Schjerven, CEO and Rick Smith, CFO comment on the company's operating results. To listen, please call the conference call line at 612-332-0228 ten minutes prior to the scheduled start time and use reservation number 655944. The number of connections for this call is limited to 200.

      This conference call will be broadcast live on the Internet and can be accessed at http://www.firstcallevents.com/service/ajwz367093174gf12.html. A link to the broadcast can also be found on the company's web site at http://www.lennoxinternational.com. If you are unable to participate in this conference call, a replay will be available from 1:00 p.m. October 23 through October 30, 2002 on the Internet or by dialing 800-475-6701, access code 655944.

                                     (MORE)

LENNOX INTERNATIONAL REPORTS THIRD QUARTER RESULTS/PAGE 4

      Selling heating, ventilation, air conditioning, and refrigeration equipment in over 70 countries, Lennox International Inc. is a global leader in climate control solutions. Lennox operates in three key business segments:
Heating and cooling, Service Experts, and refrigeration. Lennox International stock is traded on the New York Stock Exchange under the symbol "LII". Additional information is available at: http://www.lennoxinternational.com or by contacting Bill Moltner, vice president, investor relations, at 972-497-6670. This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox' publicly available filings with the Securities and Exchange Commission. Lennox disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
     For the Three Months and Nine Months Ended September 30, 2002 and 2001
                (Unaudited, in thousands, except per share data)






                                                                                 For the                        For the
                                                                            Three Months Ended              Nine Months Ended
                                                                               September 30,                  September 30,
                                                                         ------------------------      ----------------------------
                                                                           2002          2001 (a)          2002           2001 (a)
                                                                         ---------      ---------      -----------      -----------
NET SALES .........................................................      $ 818,844      $ 825,060      $ 2,321,403      $ 2,386,564
COST OF GOODS SOLD ................................................        562,737        575,664        1,590,605        1,665,036
                                                                         ---------      ---------      -----------      -----------
        Gross profit ..............................................        256,107        249,396          730,798          721,528
OPERATING EXPENSES:
    Selling, general and administrative expense ...................        205,672        208,140          618,275          644,252
    Restructurings (b) ............................................          6,742             --            8,617           34,631
    (Gains) Losses and other expenses .............................         (8,931)            --           (8,931)              --
                                                                         ---------      ---------      -----------      -----------
        Income from operations ....................................         52,624         41,256          112,837           42,645
INTEREST EXPENSE, net .............................................          8,945         10,330           25,086           34,608
OTHER .............................................................           (288)           (93)            (819)             285
MINORITY INTEREST .................................................             77              2              204              135
                                                                         ---------      ---------      -----------      -----------
        Income before income taxes and cumulative
        effect of accounting change ...............................         43,890         31,017           88,366            7,617
PROVISION FOR  INCOME TAXES .......................................         16,312         15,838           34,591            9,697
                                                                         ---------      ---------      -----------      -----------
        Income (loss) before cumulative effect of accounting change         27,578      $  15,179           53,775      $    (2,080)
                                                                         ---------      ---------      -----------      -----------
CUMULATIVE EFFECT OF ACCOUNTING CHANGE ............................             --             --          249,224               --
                                                                         ---------      ---------      -----------      -----------
        Net income (loss) .........................................      $  27,578      $  15,179      $  (195,449)     $    (2,080)
                                                                         =========      =========      ===========      ===========

INCOME (LOSS) PER SHARE BEFORE CUMULATIVE
EFFECT OF ACCOUNTING CHANGE:
    Basic .........................................................      $    0.48      $    0.27      $      0.94      $     (0.04)
    Diluted .......................................................      $    0.46      $    0.27      $      0.91      $     (0.04)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE
PER SHARE:
    Basic .........................................................      $      --      $      --      $     (4.36)     $        --
    Diluted .......................................................      $      --      $      --      $     (4.24)     $        --

NET INCOME (LOSS) PER SHARE:
    Basic .........................................................      $    0.48      $    0.27      $     (3.42)     $     (0.04)
    Diluted .......................................................      $    0.46      $    0.27      $     (3.32)     $     (0.04)

(a) Prior year's sales, cost of sales and operating expenses are restated to conform with current year treatment of certain promotional payments in line with the adoption of EITF 01-9 in 2002.

(b) Nine months ended September 30, 2001 restructurings totaled $38,000, of which $3,369 is included in Cost of Goods Sold.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                      SEGMENT REVENUES AND OPERATING PROFIT
     For the Three Months and Nine Months Ended September 30, 2002 and 2001
                (Unaudited, in thousands, except per share data)

                              For the Three Months Ended Sept. 30,      For the Nine Months Ended Sept. 30,
                              ------------------------------------      -----------------------------------
Net Sales                          2002                 2001                 2002                 2001
---------                       -----------          -----------          -----------          -----------
Heating & Cooling .....         $   468,821          $   450,657          $ 1,293,212          $ 1,287,973
Service Experts .......             251,573              266,683              708,053              759,400
Refrigeration .........              92,811               86,847              273,152              263,775
Corporate and other (a)              33,055               48,548              128,150              156,866
Eliminations ..........             (27,416)             (27,675)             (81,164)             (81,450)
                                -----------          -----------          -----------          -----------
                                $   818,844          $   825,060          $ 2,321,403          $ 2,386,564
                                ===========          ===========          ===========          ===========

Income (Loss) from Operations -
before Restructurings,                   For the Three Months Ended Sept. 30,          For the Nine Months Ended Sept. 30,
                                     -------------------------------------------   --------------------------------------------
(Gains) Losses & Other Expenses        2002            2001        2001 Adj. (b)       2002            2001        2001 Adj.(b)
-------------------------------        ----            ----        -------------       ----            ----        ------------
Heating & Cooling .............      $  41,410       $  39,021       $  39,864       $  98,585       $  90,574       $  93,324
Service Experts ...............         13,076           3,840           7,409          26,169          (5,291)          3,981
Refrigeration .................          8,818           7,078           7,391          26,032          20,559          21,529
Corporate and other (a) .......        (13,010)         (9,561)         (9,136)        (37,566)        (27,952)        (26,817)
Eliminations ..................            141             878             878            (697)           (614)           (614)
                                     ---------       ---------       ---------       ---------       ---------       ---------
                                     $  50,435       $  41,256       $  46,406       $ 112,523       $  77,276       $  91,403
                                     =========       =========       =========       =========       =========       =========

(a) In the third quarter of 2002, the Company formed a joint venture with Outokumpu Oyj ("Outokumpu") of Finland by selling to Outokumpu a 55 percent interest in the Company's heat transfer business segment for approximately $55 million. The net sales and results of operations for the current periods and all prior periods of the Company's former heat transfer business segment are now included in Corporate and other.

(b) To facilitate comparisons, the reported segment Income (Loss) from Operations amounts for the three and nine months ended September 30, 2001 have been adjusted to reflect the discontinuation of goodwill and trademark amortization under SFAS 142.

                   LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                 As of September 30, 2002 and December 31, 2001
                        (In thousands, except share data)


                                     ASSETS
                                                                       September 30,     December 31,
                                                                          2002              2001
                                                                          ----              ----
                                                                       (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents ....................................      $    55,925       $    34,393
   Accounts and notes receivable, net ...........................          364,252           291,485
   Inventories ..................................................          250,340           281,170
   Deferred income taxes ........................................           45,281            42,662
   Other assets .................................................           62,725            63,655
                                                                       -----------       -----------
            Total current assets ................................          778,523           713,365
PROPERTY, PLANT AND EQUIPMENT, net ..............................          238,017           291,531
GOODWILL, net ...................................................          418,003           704,713
OTHER ASSETS ....................................................          146,954            84,379
                                                                       -----------       -----------
            TOTAL ASSETS ........................................      $ 1,581,497       $ 1,793,988
                                                                       ===========       ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt ..............................................      $    24,778       $    23,701
   Current maturities of long-term debt .........................           15,278            28,895
   Accounts payable .............................................          261,614           242,534
   Accrued expenses .............................................          278,620           249,546
   Income taxes payable .........................................           35,387             9,870
                                                                       -----------       -----------
            Total current liabilities ...........................          615,677           554,546
LONG-TERM DEBT ..................................................          369,992           465,163
DEFERRED INCOME TAXES ...........................................              876               673
POSTRETIREMENT BENEFITS, OTHER THAN PENSIONS ....................           13,642            14,014
OTHER LIABILITIES ...............................................          111,467           103,301
                                                                       -----------       -----------
            Total liabilities ...................................        1,111,654         1,137,697
MINORITY INTEREST ...............................................            1,412             1,651
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value, 25,000,000 shares authorized,
      no shares issued or outstanding ...........................               --                --
   Common stock, $.01 par value, 200,000,000 shares authorized,
      62,589,638 shares and 60,690,198 shares issued
      for 2002 and 2001, respectively ...........................              626               607
   Additional paid-in capital ...................................          396,755           372,877
   Retained earnings ............................................          171,780           383,566
   Accumulated other comprehensive loss .........................          (59,516)          (68,278)
   Deferred compensation ........................................          (10,498)           (3,710)
   Treasury stock, at cost,  3,009,656 and 2,980,846 shares
       for 2002 and 2001, respectively ..........................          (30,716)          (30,422)
                                                                       -----------       -----------
            Total stockholders' equity ..........................          468,431           654,640
                                                                       -----------       -----------
            TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ..........      $ 1,581,497       $ 1,793,988
                                                                       ===========       ===========


                                       ###